Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-236574) of Oxford Lane Capital Corp. of our report dated May 12, 2021 relating to the financial statements, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 12, 2021